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                                                                      Exhibit 21


DANKA BUSINESS SYSTEMS PLC
LIST OF CURRENT SUBSIDIARIES OF THE COMPANY



                                                                                  STATE/COUNTRY OF
                                      SUBSIDIARY NAME                               INCORPORATION
                                      ---------------                               -------------
                   Newcourt Natural Resources Oil and Gas Company                      England

                         Dankalux Sarl                                               Luxembourg

                               Danka Business Finance Ltd.                             Canada

                               Danka Holding Company                                   Nevada
                                       Danka Business Systems, Inc.                    Florida
                                       Danka Corporation                               Nevada
                                       Omnidex Corporation                             Nevada
                                       Danka Wholesale Inc.                            Florida
                                       Danka Office Imaging Company                   Delaware
                                       KIS Imaging Services, Inc.                     Delaware

                         Danka Europe B.V.                                             Holland
                         Danka SpA                                                      Italy
                         Danka France Holding Sarl                                     France
                         Danka Benelux NV/SA                                           Belgium
                         Danka Deutschland Holding GmbH                                Germany
                         Danka Denmark A/S Holding                                     Denmark
                         Danka Holdings Sweden AB                                      Sweden
                         Danka Holding Iberia SA                                        Spain
                         Danka Holdings SA                                           Switzerland
                         Danka Australasia Pty. Ltd.                                  Australia
                         Danka Holdings Mexico S. de R.L. de C.V.                      Mexico
                         Danka Participacoes Ltda.                                     Brazil

                   Danka Europe Ltd.                                                   England
                             Danka U.K. Holdings Ltd.                                  England
